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                                                                     Exhibit 11a

                    [Willkie Farr & Gallagher LLP letterhead]



January 26, 2004




Consulting Group Capital Markets Funds
125 Broad Street
New York, New York  10004


Ladies and Gentlemen:


We have acted as counsel to Consulting Group Capital Markets Funds, a company organized as a Massachusetts business trust (the "Trust"), in connection with the proposed acquisition by Intermediate Fixed Income Investments, a series of the Trust, of all of the assets and liabilities of Mortgage Backed Investments, Multi-Sector Fixed Income Investments and Long-Term Bond Investments, each also a series of the Trust, in exchange for shares of beneficial interest of the Acquiring Fund (the "Shares"), pursuant to the Trust's Plan of Reorganization dated December 5, 2003 (the "Plan").


We have examined the Trust's Registration Statement on Form N-14 substantially in the form in which it is to become effective (the "Registration Statement"), the Trust's Declaration of Trust and Bylaws, and the Plan.

We have also examined and relied upon such other documents and certificates with respect to factual matters as we have deemed necessary to render the opinions expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

We are members of the bar of the State of New York and do not purport to be experts on, or to express any opinion herein, concerning any law, other than the laws of the State of New York and the federal laws of the United States of America. Anything in this opinion to the contrary notwithstanding, we render or imply no opinion with respect to compliance with any applicable securities or anti-fraud statutes, rules, regulations or other similar laws of any state (including The Commonwealth of Massachusetts) or the United States of America. In rendering the opinions herein, we assume that there will be no material changes in the facts and conditions on which we base such opinions between the date hereof and the time of issuance of Shares pursuant to the Plan.

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Consulting Group Capital Markets Funds
January 26, 2004
Page 2

Based upon and subject to the foregoing, we are of the opinion that:

When the Registration Statement has become effective under the Securities Act of 1933, as amended and the Shares are issued and sold as contemplated in the Plan, the Shares will be legally issued, fully paid and nonassessable by the Trust under the laws of The Commonwealth of Massachusetts.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in the Prospectus/Proxy Statement included as part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Trust or any distributor or dealer in connection with the registration or qualification of the Trust or the Shares under the securities laws of any state or other jurisdiction.

This opinion is furnished by us as counsel to the Trust, is solely for the benefit of the Trust and its Trustees and its officers in connection with the above described transaction and may not be relied upon for any other purpose or by any other person.

Very truly yours,


/s/ Willkie Farr & Gallagher LLP